UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2007

DreamWorks Animation SKG, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32337	68-0589190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Flower Street, Glendale, California	91201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 695-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02 (b)

DreamWorks Animation SKG, Inc. (the “Company”) has received the resignation of Paul G. Allen as a director of the Company effective August 9, 2007. As previously disclosed by the Company, on August 9, 2007, DW Investment II, Inc. (“DWI II”), an entity controlled by Mr. Allen, completed a registered public offering of 10,186,137 shares of the Company’s Class A common stock (the “Class A Common Stock”). In addition, on August 9, 2007, the Company repurchased an additional 4,813,863 shares of Class A Common Stock from DWI II.

Following the completion of such transactions, pursuant to the terms of the Company’s Amended and Restated Certificate of Incorporation, the one outstanding share of the Company’s Class C common stock (the “Class C Common Stock”), which was held by DWI II, automatically converted into Class A Common Stock on a one-for-one basis. Mr. Allen resigned from the Board of Directors following the conversion of the Class C Common Stock pursuant to the terms of the Stockholder Agreement dated as of October 27, 2004 by and among the Company, Mr. Allen, DWI II and several other parties.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DreamWorks Animation SKG, Inc.

Date: August 14, 2007	By:	/s/ Katherine Kendrick
Katherine Kendrick
General Counsel and Corporate Secretary

3